AMENDMENTS TO
            NATIONAL FUEL GAS COMPANY AND PARTICIPATING SUBSIDIARIES
                            EXECUTIVE RETIREMENT PLAN



         I, the undersigned, being duly authorized and empowered by resolutions adopted by the National Fuel Gas Company Board of Directors on February 20, and June 19, 1997, do hereby amend the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan ("Plan"), effective October 1, 1996 (except as otherwise indicated), as follows:

         1. Section 2.9 of the Plan shall be amended and restated to read as follows:

                 "Company  means  National  Fuel  Gas  Company  and  each of the
                  -------
                 following subsidiaries, which participate in the Plan: National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, Seneca Resources Corporation and National Fuel Resources, Inc., each of which has adopted or has indicated that it will adopt the Plan."

              This amendment shall be effective January 1, 1996 (with respect to the addition of National Fuel Resources Inc.), and otherwise shall be effective today.

         2. The first paragraph of Section 2.12 of the Plan shall be amended and restated to read as follows:

                 "Final  Average  Pay shall mean an  amount equal to the average
                  -------------------
                 of  the  Annual  Cash  Compensation  payable  by a  Company  or

                 Companies to a Member for the 60 consecutive month period during the 120 consecutive month period immediately preceding the date the Member retires (or in the event of a Change in
                 Control,  terminates  employment),  which  produces the highest average. The Member's Annual Cash Compensation shall include the Member's base salary, whether or not the receipt of a portion thereof has been deferred, plus the Member's compensation (whether or not the receipt of all or a portion thereof has been deferred) under National Fuel Gas Company's short-term annual incentive program, known as the Annual At Risk Compensation Incentive Program (AARCIP") or any successor program thereto, when paid or deferred, plus the Member's other performance-related lump sum compensation (excluding any tuition or expense reimbursements, moving expense reimbursements, lump sum payments for eligible unused vacation, award payments for suggestions and/or certain incentives, severance payments or any other non-performance based lump sum payments), when paid or deferred. The Member's Annual Cash Compensation shall also exclude all commissions, and all stock, option, or SAR awards."

         3. The remaining paragraphs of Section 2.12 of the Plan shall be amended to add "(or other performance-related lump sum compensation)" after the acronym "AARCIP," wherever such acronym appears.

         4. Section 5.4 of the Plan shall be amended to add ", or other performance-related lump sum compensation," after the acronym "AARCIP."




                                       /s/B. J. Kennedy
September 18, 1997                     -------------------------------------
                                       B. J. Kennedy
                                       Chief Executive Officer, President,
                                       and Chairman of the Board of Directors











erpam997.doc